CONSENT OF INDEPENDENT AUDITORS




The Trustees and Shareholders
Keystone Capital Preservation and Income Fund
The Evergreen Lexicon Fund
Keystone Intermediate Term Bond Fund
Evergreen Investment Trust

         We consent to the use of our reports dated August 8, 1997 incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.



                                                  /s/ KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP




Boston, Massachusetts
September 4, 1997